April 10, 2001


To the Trustees of Putnam Funds Trust and
Shareholders of Putnam Equity Fund 2000 (a series of Putnam Funds Trust):

In planning and performing our audit of
the financial statements of Putnam Equity
Fund 2000 for the period July 25, 2000
(commencement of operations) to February
28, 2001, we considered its internal
control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Putnam Equity Fund 2000 is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and may not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as of February 28, 2001.

This report is intended solely for the
information and use of management and the Board of Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.